Exhibit 23















                     CONSENT OF INDEPENDENT ACCOUNTANTS



Board of Directors and Shareholders of
Hannaford Bros. Co.:


We consent to the incorporation by reference in the Registration Statements of Hannaford Bros. Co. and subsidiaries on Form S-8 (File Nos.
2-77902, 2-98387, 33-1281, 33-22666, 33-31624, 33-45273, 33-60119, 33-60655
and 33-60691) of our report dated January 15, 1997, on our audits of the consolidated financial statements and financial statement schedules of Hannaford Bros. Co. and subsidiaries as of December 28, 1996 and December 30, 1995, and for each of the three years in the period ended December 28, 1996, which report is included in this annual report on Form 10-K.


s/Coopers & Lybrand


Portland, Maine
March 12, 1997